Exhibit 10.2

AXOGEN, INC.

NONQUALIFIED STOCK OPTION INDUCEMENT AWARD NOTICE

This Notice evidences the award of nonqualified stock options (each, an “Option” or collectively, the “Options”) that have been granted to you, Jens Schroeder Kemp, subject to and conditioned upon your agreement to the terms of the attached Nonqualified Stock Option Inducement Award Agreement (the “Agreement”), as a material inducement for your entry into employment with the Company within the meaning of Rule 5635(c)(4) of the NASDAQ Listing Rules. The Options entitle you to purchase shares of common stock, par value $0.01 per share (“Common Stock”), of Axogen, Inc., a Minnesota corporation (the “Company”). The number of shares you may purchase and the exercise price at which you may purchase them are specified below. This Notice constitutes part of and is subject to the terms and provisions of the Agreement, which is incorporated by reference herein. You must return an executed copy of this Notice to the Company within 30 days of the date hereof. If you fail to do so, the Options may be rendered null and void in the Company’s discretion.

Grant Date: March 1, 2023

Vesting Commencement Date: March 1, 2023

Number of Options: 60,000 Options, each permitting the purchase of one Share

Exercise Price: $8.16 per share

Expiration Date: The Options expire at 5:00 P.M. Eastern Time on the tenth anniversary of the Grant Date (the “Expiration Date”), unless fully exercised or terminated earlier.

Exercisability Schedule: Subject to the terms and conditions described in the Agreement, the Options become exercisable in accordance with the schedule below: Subject to your continued Service (as defined in the Agreement) with the Company or any of its Subsidiaries through each applicable vesting date, 50% of the Options shall vest on the second anniversary of the Vesting Commencement Date. On the 30-month anniversary of the Vesting Commencement Date and on each six-month anniversary thereafter, an additional 12.5% of the Options shall vest, such that the Options shall be 100% vested on the fourth anniversary of the Vesting Commencement Date.

The extent to which the Options are exercisable as of a particular date is rounded down to the nearest whole share. However, exercisability is rounded up to 100% on the tenth anniversary of the Grant Date.

AXOGEN, INC.

By:	/s/ Lindsey Peterson

Date: 3/27/2023

I acknowledge that I have carefully read the attached Agreement and agree to be bound by all of the provisions set forth in the Agreement.

Enclosures:	Nonqualified Stock Option Agreement	OPTIONEE

	Exercise Form	/s/ Jens Kemp

Date: 3/27/2023

Grant No.: 003670

AXOGEN, INC.

NONQUALIFIED STOCK OPTION INDUCEMENT AWARD AGREEMENT

1. Terminology. Capitalized terms used in this Agreement are defined in the correlating Stock Option Notice and/or the Glossary at the end of the Agreement.

2. Exercise of Options.

(a) Exercisability. The Options will become vested and exercisable in accordance with the Vesting Schedule set forth in the Stock Option Notice, so long as you are in the Service of the Company from the Grant Date through the applicable vesting dates except as set forth in the Stock Option Notice.

(b) Right to Exercise. You may exercise the Options, to the extent exercisable, at any time on or before 5:00 P.M. Eastern Time on the Expiration Date or the earlier termination of the Options, unless otherwise provided under applicable law. Notwithstanding the foregoing, if at any time the Administrator determines that the delivery of Shares under this Agreement is or may be unlawful under the laws of any applicable jurisdiction, or federal, state or foreign securities laws, the right to exercise the Options or receive Shares pursuant to the Options shall be suspended until the Administrator determines that such delivery is lawful. If at any time the Administrator determines that the delivery of Shares this Agreement is or may violate the rules of the national securities exchange on which the shares are then listed for trade, the right to exercise the Options or receive Shares pursuant to the Options shall be suspended until the Administrator determines that such exercise or delivery would not violate such rules. Section 3 below describes certain limitations on exercise of the Options that apply in the event of your death, Total and Permanent Disability, or Termination of Service. The Options may be exercised only in multiples of whole Shares and may not be exercised at any one time as to fewer than one hundred Shares (or such lesser number of Shares as to which the Options are then exercisable). No fractional Shares will be issued under the Options.

(c) Exercise Procedure. In order to exercise the Options, you must provide the following items to the Secretary of the Company or his or her delegate before the expiration or termination of the Options:

(i) notice, in such manner and form as the Administrator may require from time to time, specifying the number of Shares to be purchased under the Options;

(ii) full payment of the Exercise Price for the Shares or properly executed, irrevocable instructions, in such manner and form as the Administrator may require from time to time, to effectuate a broker-assisted cashless exercise, each in accordance with Section 2(d) of this Agreement; and

(iii) full payment of applicable withholding taxes pursuant to Section 6 of this Agreement.

An exercise will not be effective until the Secretary of the Company or his or her delegate receives all of the foregoing items, and such exercise otherwise is permitted under and complies with all applicable federal, state and foreign securities laws. Notwithstanding the foregoing, if the Administrator permits payment by means of delivering properly executed, irrevocable instructions, in such manner and form as the Administrator may require from time to time, to effectuate a broker-assisted cashless exercise and such instructions provide for sale of Shares under a limit order rather than at the market, the exercise will not be effective until the earlier of the date the Company receives delivery of cash or cash equivalents in full payment of the Exercise Price or the date the Company receives confirmation from the broker that the sale instruction has been fulfilled, and the exercise will not be effective unless the earlier of such dates occurs on or before termination of the Options.

(d) Method of Payment. You may pay the Exercise Price by:

(i) delivery of cash, certified or cashier’s check, money order or other cash equivalent acceptable to the Administrator in its discretion;

(ii) a broker-assisted cashless exercise in accordance with Regulation T of the Board of Governors of the Federal Reserve System through a brokerage firm designated or approved by the Administrator;

(iii) subject to such limits as the Administrator may impose from time to time, tender (via actual delivery or attestation) to the Company of other shares of Common Stock of the Company which have a Fair Market Value on the date of tender equal to the Exercise Price;

(iv) subject to such limits as the Administrator may impose from time to time, net share settlement;

(v) any other method approved by the Administrator; or

(vi) any combination of the foregoing.

(e) Issuance of Shares upon Exercise. The Company shall issue to you the Shares underlying the Options you exercise as soon as practicable after the exercise date, subject to the Company’s receipt of the aggregate exercise price and the requisite withholding taxes, if any. Upon issuance of such Shares, the Company may deliver, subject to the provisions of Section 6 below, such Shares on your behalf electronically to the Company’s designated stock plan administrator or such other broker-dealer as the Company may choose at its sole discretion, within reason, or may retain such Shares in uncertificated book- entry form. Any share certificates delivered will, unless the Shares are registered or an exemption from registration is available under applicable federal and state law, bear a legend restricting transferability of such Shares.

3. Termination of Service.

(a) Termination of Unexercisable Options. If your Service with the Company ceases for any reason, the Options that are then unexercisable, subject to giving effect to the provisions set forth on the Stock Option Notice, will terminate immediately upon such cessation.

(b) Exercise Period Following Termination of Service. If your Service with the Company ceases for any reason other than discharge for Cause, the Options that are then exercisable, after giving effect to any exercise acceleration provisions set forth on the Stock Option Notice, will terminate upon the earliest of:

(i) the expiration of 90 days following such cessation, if your Service ceases on account of (1) your termination by the Company other than a discharge for Cause, or (2) your voluntary termination other than for Total and Permanent Disability or death;

(ii) the expiration of 12 months following such cessation, if your Service ceases on account of your Total and Permanent Disability or death;

(iii) the expiration of 12 months following your death, if your death occurs during the periods described in clauses (i) or (ii) of this Section 3(b), as applicable; or

(iv) the Expiration Date.

In the event of your death, the exercisable Options may be exercised by your executor, personal representative, or the person(s) to whom the Options are transferred by will or the laws of descent and distribution.

(c) Misconduct. The Options will terminate in their entirety, regardless of whether the Options are then exercisable, immediately upon your discharge from Service for Cause, or upon your commission of any of the following acts during the exercise period following your Termination of Service: (i) fraud on or misappropriation of any funds or property of the Company, or (ii) your breach of any provision of any employment, non-disclosure, non-competition, non-solicitation, assignment of inventions, or other similar agreement executed by you for the benefit of the Company, as determined by the Administrator, which determination will be conclusive.

(d) Change in Status. In the event that your Service is with a business, trade or entity that, after the Grant Date, ceases for any reason to be part or an Affiliate of the Company, your Service will be deemed to have terminated for purposes of this Section 3 upon such cessation if your Service does not continue uninterrupted immediately thereafter with the Company or an Affiliate of the Company.

4. Nontransferability of Options. These Options and, before exercise, the underlying Shares are nontransferable otherwise than by will or the laws of descent and distribution and, during your lifetime, the Options may be exercised only by you or, during the period you are under a legal disability, by your guardian or legal representative; provided, that except as otherwise restricted by applicable law, the Administrator may, but need not, permit the Options to be transferred to your Family Member (as defined below) as a gift or pursuant to a domestic relations order in settlement of marital property rights; provided further that the Administrator shall not permit any transfer of the Options for value. Except as provided above, the Options and, before exercise, the underlying Shares may not be assigned, transferred, pledged, hypothecated, subjected to any “put equivalent position,” “call equivalent position” (as each preceding term is defined by Rule 16(a)-1 under the Securities Exchange Act of 1934), or short position, or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. For purposes of this Section 4, “Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in- law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing your household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or you) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests. The following transactions are not prohibited transfers for value: (i) a transfer under a domestic relations order in settlement of marital property rights; and (ii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or you) in exchange for an interest in that entity.

5. Nonqualified Nature of the Options. The Options are not intended to qualify as incentive stock options within the meaning of Code section 422, and this Agreement shall be so construed. You hereby acknowledge that, upon exercise of the Options, you will recognize compensation income in an amount equal to the excess of the then Fair Market Value of the Shares over the Exercise Price and must comply with the provisions of Section 6 of this Agreement with respect to any tax withholding obligations that arise as a result of such exercise.

6. Withholding of Taxes.

(a) At the time the Options are exercised, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll or any other payment of any kind due to you and otherwise agree to make adequate provision for foreign, federal, state and local taxes required by law to be withheld, if any, which arise in connection with the Options. The Company may require you to make a cash payment to cover any withholding tax obligation as a condition of exercise of the Options or issuance of share certificates representing Shares.

(b) The Administrator may, in its sole discretion, permit you to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the Options either by electing to have the Company withhold from the Shares to be issued upon exercise that number of Shares, or by electing to deliver to the Company already-owned shares, in either case having a Fair Market Value not in excess of the amount necessary to satisfy the statutory minimum withholding amount due.

7. Adjustments. The Administrator may make various adjustments to your Options, including adjustments to the number and type of securities subject to the Options and the Exercise Price, as follows:

(a) Mandatory Adjustments. In the event of a merger, consolidation, stock rights offering, statutory share exchange or similar event affecting the Company (each, a “Corporate Event”) or a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination or subdivision, or recapitalization or similar event affecting the capital structure of the Company (each, a “Share Change”) that occurs at any time after the Grant Date, the Administrator shall make equitable and appropriate substitutions or proportionate adjustments to (i) the number of shares of Common Stock or other securities covered by your Options and the Exercise Price, and other relevant terms the Options and (ii) all other numerical limitations relating to your Options contained in the Agreements; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated.

(b) Discretionary Adjustments. In the case of Corporate Events, the Administrator may make such other adjustments to your Options as it determines to be appropriate and desirable, which adjustments may include, without limitation, (i) the cancellation of your Options in exchange for payments of cash, securities or other property or a combination thereof having an aggregate value equal to the value of such Options, as determined by the Administrator in its sole discretion (it being understood that in the case of a Corporate Event with respect to which stockholders of the Company receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Administrator that the value of a stock option or stock appreciation right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each share of Common Stock pursuant to such Corporate Event over the exercise price or base price of such stock option or stock appreciation right shall conclusively be deemed valid and that any stock option or stock appreciation right may be cancelled for no consideration upon a Corporate Event if its exercise price or base price equals or exceeds the value of the consideration being paid for each share of Common Stock pursuant to such Corporate Event), (ii) the substitution of securities or other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company ) for the shares of Common Stock subject to your Options, and (iii) the substitution of equivalent awards, as determined in the sole discretion of the Administrator, of the surviving or successor entity or a parent thereof.

(c) Dissolution or Liquidation. Unless the Administrator determines otherwise, your Options shall terminate upon the dissolution or liquidation of the Company.

8. Change in Control.

(a) Notwithstanding the provisions of Section 8(b), in the event that any transaction resulting in a Change in Control occurs, the Options will terminate upon the effective time of such Change in Control unless provision is made in connection with the transaction for the continuation or assumption of the Options by, or for the issuance therefor of Substitute Awards of, the surviving or successor entity or a parent thereof. Solely with respect to Options that will terminate as a result of the immediately preceding sentence, the outstanding Options that will terminate upon the effective time of the Change in Control shall, immediately before the effective time of the Change in Control, become fully exercisable and the holders of such Options will be permitted, immediately before the Change in Control, to exercise the options, conditioned upon the consummation of the Change in Control.

(b) In the event that any transaction resulting in a Change in Control occurs, the Administrator may take any of the actions set forth in Section 7 with respect to any or all Options granted under the Agreement.

9. Non-Guarantee of Employment or Service Relationship. Nothing in this Agreement will alter your at-will or other employment status or other service relationship with the Company, nor be construed as a contract of employment or service relationship between you and the Company, or as a contractual right for you to continue in the employ of, or in a service relationship with, the Company for any period of time, or as a limitation of the right of the Company to discharge you at any time with or without Cause or notice and whether or not such discharge results in the failure of any of the Options to become exercisable or any other adverse effect on your interests.

10. No Rights as a Stockholder. You shall not have any of the rights of a stockholder with respect to the Shares until such Shares have been issued to you upon the due exercise of the Options. No adjustment will be made for dividends or distributions or other rights for which the record date is prior to the date such Shares are issued.

11. Notice. All notices and other communications made or given pursuant to this Agreement shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company, or in the case of notices delivered to the Company by you, addressed to the Administrator, care of the Company for the attention of its Secretary at its principal executive office or, in either case, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties. Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any documents related to participation this Agreement by electronic means or to request your consent to accept the Options by electronic means. You hereby consent to receive such documents by electronic delivery and, if requested, to agree to receive the Options through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

12. Investment Representation. Notwithstanding anything herein to the contrary, you hereby represent and warrant to the Company, that:

(a) The Options and the Common Stock that will be received upon exercise of any vested Options shall be acquired for investment purposes only for your own account and not with a view to or in connection with any distribution, re-offer, resale, or other disposition not in compliance with the Securities Act of 1933 (the “Securities Act”) and applicable state securities laws;

(b) You, alone or together with your representatives, possesses such expertise, knowledge, and sophistication in financial and business matters generally, and in the type of transactions in which the Company proposes to engage in particular, that you are capable of evaluating the merits and economic risks of acquiring Options and Common Stock upon the exercise of any vested Options and holding such Common Stock;

(c) You have had access to all of the information with respect to the Common Stock underlying the Options that you deem necessary to make a complete evaluation thereof and has had the opportunity to question the Company concerning the Options and the Common Stock underlying the Options;

(d) Your decision to acquire the Common Stock upon exercise of any vested Options for investment has been based solely upon the evaluation made by you;

(e) You understand that the Common Stock underlying the Options constitutes “restricted securities” under the Securities Act and has not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of your investment intent as expressed herein. You further understand that the Common Stock underlying the Options must be held indefinitely unless it is subsequently registered under the Securities Act or an exemption from such registration is available;

(f) You acknowledge and understand that the Company is under no obligation to register the Common Stock underlying the Options and that the certificates evidencing such Common Stock will be imprinted with a legend which prohibits the transfer of such Common Stock unless it is registered or such registration is not required in the opinion of counsel satisfactory to the Company and any other legend required under applicable state securities laws; and

(g) You are an “accredited investor,” as such term is defined in Section 501 of Regulation D promulgated under the Securities Act.

13. No Liability of the Administrator. No member of the Administrator shall be personally liable by reason or any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Administrator nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Administrator and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation or the Agreement may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Agreement unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

14. Administration. Any question concerning the interpretation of this Agreement or the Options, any adjustments required to be made to the Options hereunder, and any controversy that may arise with respect to the Options shall be determined by the Administrator in its sole and absolute discretion. All decisions by the Administrator shall be final, binding and conclusive. The Administrator shall have plenary authority, in its sole and absolute discretion, to take all other actions necessary or desirable to carry out the purpose and intent of the Agreement. Among other things, the Administrator shall have the authority, in its sole and absolute discretion, subject to the terms and conditions of the Agreement to:

(a) subject to Section 17, amend or adjust the terms and conditions of the Options;

(b) accelerate or otherwise change the time at or during which the Options may be exercised or become payable and waive or accelerate the lapse, in whole or in part, of any restriction, condition or risk of forfeiture with respect to the Options;

(c) determine whether Options will be paid or settled in cash, shares of Common Stock, or in any combination thereof and whether, to what extent and under what circumstances cash or shares of Common Stock payable with respect to Options shall be deferred either automatically or at the election of the Participant;

(d) establish any “blackout” period, during which transactions affecting the Options may not be effectuated, that the Administrator in its sole discretion deems necessary or advisable;

(e) determine the Fair Market Value of shares of Common Stock or other property for any purpose under the Agreement;

(f) administer, construe and interpret the Agreement and all other documents relevant to the Options issued thereunder, and decide all other matters to be determined in connection with the Options;

(g) establish, amend, rescind and interpret such administrative rules, regulations, agreements, guidelines, instruments and practices for the administration of the Options and for the conduct of its business as the Administrator deems necessary or advisable;

(h) correct any defect, supply any omission or reconcile any inconsistency in the Agreement in the manner and to the extent the Administrator shall consider it desirable to carry it into effect; and

(i) otherwise administer the Options.

15. The Company’s Rights. The existence of the Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

16. Entire Agreement. This Agreement, together with the correlating Stock Option Notice contain the entire agreement between you and the Company with respect to the Options. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the Options shall be void and ineffective for all purposes.

17. Amendment. This Agreement may be amended from time to time by the Administrator in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the Options or Shares as determined in the discretion of the Administrator, except (i) as provided in a written document signed by you and the Company, (ii) if such an amendment is made to cause the Options to comply with applicable law, applicable rule of any securities exchange on which the Common Stock is listed or admitted for trading, or (iii) for preventing adverse tax or accounting consequences for you or the Company or any of its Affiliates. For purposes of the foregoing sentence, an amendment to the Options that results in a change in the tax consequences of the Options to you shall not be considered to be a material impairment of your rights and shall not require your consent.

18. Section 409A. This Agreement and the Options granted hereunder are intended to comply with, or otherwise be exempt from, Section 409A of the Code. This Agreement and the Options shall be administered, interpreted and construed in a manner consistent with this intent. Nothing in this Agreement shall be construed as including any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the Options. Should any provision of this Agreement be found not to comply with, or otherwise be exempt from, the provisions of Section 409A of the Code, it may be modified and given effect, in the sole discretion of the Administrator and without requiring your consent, in such manner as the Administrator determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Section 409A of the Code. The foregoing, however, shall not be construed as a guarantee or warranty by the Company of any particular tax effect to you. To the extent any payment under this Agreement is considered “deferred compensation” as defined by Section 409A of the Code, such payment may not be made to a specified employee (as determined in accordance with a uniform policy adopted by the Company with respect to all arrangements subject to Section 409A of the Code) upon separation from service (as defined by Section 409A of the Code and applicable regulations) before the date that is six months after the specified employee’s separation from service ( or, if earlier, the specified employee’s death). Any payment that would otherwise be made during this period of delay shall be accumulated and paid on the sixth month plus one day following the specified employee’s separation from service (or, if earlier, as soon as administratively practicable after the specified employee’s death).

19. Electronic Delivery of Documents. By your signing the Notice, you (i) consent to the electronic delivery of this Agreement, all information with respect to the Options, and any reports of the Company provided generally to the Company’s stockholders; (ii) acknowledge that you may receive from the Company a paper copy of any documents delivered electronically at no cost to you by contacting the Company by telephone or in writing; (iii) further acknowledge that you may revoke your consent to the electronic delivery of documents at any time by notifying the Company of such revoked consent by telephone, postal service or electronic mail; and (iv) further acknowledge that you understand that you are not required to consent to electronic delivery of documents.

20. No Future Entitlement. By execution of the Notice, you acknowledge and agree that: (i) the grant of these Options is a one-time benefit which does not create any contractual or other right to receive future grants of stock options, or compensation in lieu of stock options, even if stock options have been granted repeatedly in the past; (ii) all determinations with respect to any such future grants, including, but not limited to, the times when stock options shall be granted or shall become exercisable, the maximum number of shares subject to each stock option, and the purchase price, will be at the sole discretion of the Administrator; (iii) the value of these Options is an extraordinary item of compensation which is outside the scope of your employment contract, if any; (iv) the value of these Options is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any termination, severance, resignation, redundancy, end of service payments or similar payments, or bonuses, long-service awards, pension or retirement benefits; (v) the vesting of these Options ceases upon termination of employment with the Company or transfer of employment from the Company, or other cessation of eligibility for any reason, except as may otherwise be explicitly provided in this Agreement; (vi) if the underlying Common Stock does not increase in value, these Options will have no value, nor does the Company guarantee any future value; and (vii) no claim or entitlement to compensation or damages arises if these Options do not increase in value and you irrevocably release the Company from any such claim that does arise.

21. Personal Data. For the purpose of implementing, administering and managing these Options, you, by execution of the Notice, consent to the collection, receipt, use, retention and transfer, in electronic or other form, of your personal data by and among the Company and its third party vendors or any potential party to any Change in Control transaction or capital raising transaction involving the Company. You understand that personal data (including but not limited to, name, home address, telephone number, employee number, employment status, social security number, tax identification number, date of birth, nationality, job and payroll location, data for tax withholding purposes and shares awarded, cancelled, exercised, vested and unvested) may be transferred to third parties assisting in the implementation, administration and management of these Options and you expressly authorize such transfer as well as the retention, use, and the subsequent transfer of the data by the recipient(s). You understand that these recipients may be located in your country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than your country. You understand that data will be held only as long as is necessary to implement, administer and manage these Options. You understand that you may, at any time, request a list with the names and addresses of any potential recipients of the personal data, view data, request additional information about the storage and processing of data, require any necessary amendments to data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company’s Secretary. You understand, however, that refusing or withdrawing your consent may affect your ability to accept a stock option.

22. Governing Law. The validity, construction and effect of this Agreement, and of any determinations or decisions made by the Administrator relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, shall be determined exclusively in accordance with the laws of the State of Minnesota, without regard to its provisions concerning the applicability of laws of other jurisdictions. As a condition of this Agreement, you agree that you will not bring any action arising under, as a result of, pursuant to or relating to, this Agreement in any court other than a federal or state court in New Jersey, and you hereby agree and submit to the personal jurisdiction of any federal or state court in New Jersey. You further agree that you will not deny or attempt to defeat such personal jurisdiction or object to venue by motion or other request for leave from any such court.

23. Resolution of Disputes. Any dispute or disagreement which shall arise under, or as a result of, or pursuant to or relating to, this Agreement shall be determined by the Administrator in good faith in its absolute and uncontrolled discretion, and any such determination or any other determination by the Administrator under or pursuant to this Agreement and any interpretation by the Administrator of the terms of this Agreement, will be final, binding and conclusive on all persons affected thereby. You agree that before you may bring any legal action arising under, as a result of, pursuant to or relating to, this Agreement you will first exhaust your administrative remedies before the Administrator. You further agree that in the event that the Administrator does not resolve any dispute or disagreement arising under, as a result of, pursuant to or relating to, this Agreement to your satisfaction, no legal action may be commenced or maintained relating to this Agreement more than twenty-four (24) months after the Administrator’s decision.

24. Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

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GLOSSARY

(a) “Administrator” means the Compensation Committee of the board of directors of the Company.

(b) “Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, Axogen, Inc. For this purpose, “control” means ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity.

(c) “Cause” has the meaning ascribed to such term or words of similar import in your written employment or service contract with the Company as in effect at the time at issue and, in the absence of such agreement or definition, means your (i) conviction of, or plea of nolo contendere to, a felony or crime involving moral turpitude; (ii) fraud on or misappropriation of any funds or property of the Company, any affiliate, customer or vendor; (iii) personal dishonesty, incompetence, willful misconduct, willful violation of any law, rule or regulation (other than minor traffic violations or similar offenses) or breach of fiduciary duty which involves personal profit; (iv) willful misconduct in connection with your duties or willful failure to perform your responsibilities in the best interests of the Company; (v) illegal use or distribution of drugs; (vi) violation of any Company rule, regulation, procedure or policy; or (vii) breach of any provision of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement executed by you for the benefit of the Company, all as determined by the Administrator, which determination will be conclusive.

(d) “Change in Control” means the first of the following to occur: (i) a Change in Ownership of the Company, (ii) a Change in Effective Control of the Company, or (iii) a Change in the Ownership of Assets of the Company, as described herein and construed in accordance with Code section 409A.

(i) A “Change in Ownership of the Company” shall occur on the date that any one Person acquires, or Persons Acting as a Group acquire, ownership of the capital stock of the Company that, together with the stock held by such Person or Group, constitutes more than 50% of the total fair market value or total voting power of the capital stock of the Company. However, if any one Person is, or Persons Acting as a Group are, considered to own more than 50%, on a fully diluted basis, of the total fair market value or total voting power of the capital stock of the Company, the acquisition of additional stock by the same Person or Persons Acting as a Group is not considered to cause a Change in Ownership of the Company or to cause a Change in Effective Control of the Company (as described below). An increase in the percentage of capital stock owned by any one Person, or Persons Acting as a Group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock.

(ii) A “Change in Effective Control of the Company” shall occur on the date either (A) a majority of members of the Company’s Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board before the date of the appointment or election, or (B) any one Person, or Persons Acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) ownership of stock of the Company possessing 50% or more of the total voting power of the stock of the Company.

(iii) A “Change in the Ownership of Assets of the Company” shall occur on the date that any one Person acquires, or Persons Acting as a Group acquire (or has or have acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons), assets from the Company that have a total gross fair market value equal to or more than 51% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

The following rules of construction apply in interpreting the definition of Change in Control:

(A) A “Person” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than employee benefit plans sponsored or maintained by the Company and by entities controlled by the Company or an underwriter, initial purchaser or placement agent temporarily holding the capital stock of the Company pursuant to a registered public offering.

(B) Persons will be considered to be Persons Acting as a Group (or Group) if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the corporation. If a Person owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a Group with other shareholders only with respect to the ownership in that corporation before the transaction giving rise to the change and not with respect to the ownership interest in the other corporation. Persons will not be considered to be acting as a Group solely because they purchase assets of the same corporation at the same time or purchase or own stock of the same corporation at the same time, or as a result of the same public offering.

(C) A Change in Control shall not include a transfer to a related person as described in Code section 409A or a public offering of capital stock of the Company.

(D) For purposes of the definition of Change in Control, Section 318(a) of the Code applies to determine stock ownership. Stock underlying a vested option is considered owned by the individual who holds the vested option (and the stock underlying an unvested option is not considered owned by the individual who holds the unvested option). For purposes of the preceding sentence, however, if a vested option is exercisable for stock that is not substantially vested (as defined by Treasury Regulation §1.83-3(b) and (j)), the stock underlying the option is not treated as owned by the individual who holds the option.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Company” includes Axogen, Inc. and its Affiliates, except where the context otherwise requires. For purposes of determining whether a Change in Control has occurred, Company shall mean only Axogen, Inc.

(g) “Fair Market Value” means, on a per share basis as of any date, unless otherwise determined by the Administrator:

(i) if the principal market for the Common Stock (as determined by the Administrator if the Common Stock is listed or admitted to trading on more than one exchange or market) is a national securities exchange or an established securities market, the official closing price per share of Common Stock for the regular market session on that date on the principal exchange or market on which the Common Stock is then listed or admitted to trading or, if no sale is reported for that date, on the last preceding day on which a sale was reported, all as reported by such source as the Administrator may select;

(ii) if the principal market for the Common Stock is not a national securities exchange or an established securities market, but the Common Stock is quoted by a national quotation system, the average of the highest bid and lowest asked prices for the Common Stock on that date as reported on a national quotation system or, if no prices are reported for that date, on the last preceding day on which prices were reported, all as reported by such source as the Administrator may select; or

(iii) if the Common Stock is neither listed or admitted to trading on a national securities exchange or an established securities market, nor quoted by a national quotation system, the value determined by the Administrator in good faith by the reasonable application of a reasonable valuation method, which method may, but need not, include taking into account an appraisal of the fair market value of the Common Stock conducted by a nationally recognized appraisal firm selected by the Administrator.

Notwithstanding the preceding, for foreign, federal, state and local income tax reporting purposes and for such other purposes as the Administrator deems appropriate, the Fair Market Value shall be determined by the Administrator in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

(h) “Service” means your employment or other service relationship with the Company and its Affiliates. Your Service will be considered to have ceased with the Company and its Affiliates if, immediately after a sale, merger or other corporate transaction, the trade, business or entity with which you are employed or otherwise have a service relationship is not the Company or its successor or an Affiliate of the Company or its successor.

(i) “Shares” mean the shares of Common Stock underlying the Options.

(j) “Stock Option Notice” means the written notice evidencing the award of the Options that correlates with and makes up a part of this Agreement.

(k) “Termination of Service” means the termination of the your employment or consultancy with, or performance of services for, the Company and its Subsidiaries. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries shall not be considered Terminations of Service. With respect to any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, “Termination of Service” shall mean a “separation from service” as defined under Section 409A of the Code to the extent required by Section 409A of the Code to avoid the imposition of any tax or interest or the inclusion of any amount in income pursuant to Section 409A of the Code. You have a separation from service within the meaning of Section 409A of the Code if you terminate employment with the Company and all Subsidiaries for any reason. You will generally be treated as having terminated employment with the Company and all Subsidiaries as of a certain date if you and the entity that employs you reasonably anticipate that you will perform no further services for the Company or any Subsidiary after such date or that the level of bona fide services that you will perform after such date (whether as an employee or an independent contractor) will permanently decrease to no more than 20 percent (20%) of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of services if you have been providing services for fewer than 36 months); provided, however, that the employment relationship is treated as continuing while you are on military leave, sick leave or other bona fide leave of absence if the period of leave does not exceed six months or, if longer, so long as you retain the right to reemployment with the Company or any Subsidiary.

(l) “Total and Permanent Disability” means that you are (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to last until your death or result in death, or (ii) determined to be totally disabled by the Social Security Administration or other governmental or quasi-governmental body that administers a comparable social insurance program outside of the United States in which you participate and which conditions the right to receive benefits under such program on you being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to last until your death or result in death. The Administrator shall have sole authority to determine whether you have suffered a Total and Permanent Disability and may require such medical or other evidence as it deems necessary to judge the nature and permanency of your condition.

(m) “You”; “Your”. “You” or “your” means the recipient of the award of Options as reflected on the Stock Option Notice. Whenever the Agreement refers to “you” under circumstances where the provision should logically be construed, as determined by the Administrator, to apply to your estate, personal representative, or beneficiary to whom the Options may be transferred by will or by the laws of descent and distribution, the word “you” shall be deemed to include such person.

EXERCISE FORM

Compensation Committee of the board of

directors of the Company

c/o Office of the Corporate Secretary

Axogen, Inc.

13631 Progress Blvd.

Suite 400

Alcachua, FL 32615

Gentlemen:

I hereby exercise the Options granted to me on         ,    , by Axogen, Inc. (the “Company”), subject to all the terms and provisions of the Nonqualified Stock Option Inducement Award Agreement with the Company on March 1, 2023 (the “Agreement”) and notify you of my desire to purchase                    shares of Common Stock (the “Shares”) of the Company at a price of $       per share pursuant to the exercise of said Options.

Notwithstanding anything in the Agreement, I hereby represent and warrant to the Company, that:

(a) The Shares are acquired for investment purposes only for my own account and not with a view to or in connection with any distribution, re-offer, resale, or other disposition not in compliance with the Securities Act of 1933 (the “Securities Act”) and applicable state securities laws;

(b) I, alone or together with my representatives, possesses such expertise, knowledge, and sophistication in financial and business matters generally, and in the type of transactions in which the Company proposes to engage in particular, that I am capable of evaluating the merits and economic risks of acquiring the Shares and holding such Shares;

(c) I have had access to all of the information with respect to the Shares that I deem necessary to make a complete evaluation thereof and has had the opportunity to question the Company concerning the Shares;

(d) My decision to acquire the Shares for investment has been based solely upon the evaluation made by me;

(e) I understand that the Shares constitute “restricted securities” under the Securities Act and has not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of my investment intent as expressed herein. I further understand that the Shares must be held indefinitely unless it is subsequently registered under the Securities Act or an exemption from such registration is available;

(f) I acknowledge and understand that the Company is under no obligation to register the Shares and that the certificates evidencing such Shares will be imprinted with a legend which prohibits the transfer of such Shares unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company and any other legend required under applicable state securities laws; and

(g) I am an “accredited investor,” as such term is defined in Section 501 of Regulation D promulgated under the Securities Act.

Total Amount Enclosed: $

Date:
(Optionee)

Received by Axogen, Inc. on
,

By: